UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025 (July 22, 2025)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Tim L. Hingtgen as Chief Executive Officer and Director of the Company

On July 23, 2025, Community Health Systems, Inc. (the “Company”) issued a press release announcing that Tim L. Hingtgen, the Company’s Chief Executive Officer, will retire as an officer and as a member of the Board of Directors of the Company (the “Board”) effective September 30, 2025. Mr. Hingtgen informed the Board of his retirement on July 22, 2025. Mr. Hingtgen’s retirement as a member of the Board is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. It is anticipated that, upon his retirement, Mr. Hingtgen will enter into a consulting agreement with the Company, pursuant to which he will advise the Company’s management team on issues related to healthcare operations and other Company matters. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Intent to Appoint Kevin J. Hammons as Interim Chief Executive Officer of the Company

In conjunction with Mr. Hingtgen’s retirement, the Company plans to appoint Kevin J. Hammons, currently President and Chief Financial Officer of the Company, to assume the role of Interim Chief Executive Officer effective October 1, 2025. At such time, it is contemplated that Mr. Hammons will no longer serve as Chief Financial Officer of the Company, and that Jason K. Johnson will be appointed as Interim Chief Financial Officer as noted below.

Mr. Hammons, age 59, has served as the Company’s Chief Financial Officer since January 2020, first as Executive Vice President and Chief Financial Officer and, since February 2021, as President and Chief Financial Officer. He joined the Company in 1997, and, in 2002, he was promoted to Assistant Vice President (later Vice President), Financial Reporting. In 2012, he was promoted to Vice President (later Senior Vice President) and Chief Accounting Officer. In 2017, Mr. Hammons was also named Assistant Chief Financial Officer, and he served as Treasurer from 2018 through 2019. In those roles, he was responsible for overseeing accounting and financial reporting, SEC reporting, budgeting, design and implementation of financial systems and processes, capital market transactions, corporate finance and treasury management functions, and the Company’s divestiture program. Prior to joining the Company, Mr. Hammons served in various positions in the assurance and advisory services practice at Ernst & Young LLP, serving both public and privately-held companies. Mr. Hammons previously served as a member of the Board of Trustees of Malone University in Canton, Ohio.

Mr. Hammons is not a party to any material plan, contract or arrangement with the Company entered into in connection with Mr. Hammons’ upcoming appointment, and Mr. Hammons’ compensation as Interim Chief Executive Officer has not yet been determined.

A copy of the press release related to Mr. Hammons’ appointment as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Intent to Appoint Jason K. Johnson as Interim Chief Financial Officer of the Company

In conjunction with Mr. Hammons’ appointment as Interim Chief Executive Officer, the Company plans to appoint Jason K. Johnson, currently Senior Vice President and Chief Accounting Officer of the Company, to assume the role of Interim Chief Financial Officer effective October 1, 2025. It is contemplated that Mr. Johnson will continue to serve as Chief Accounting Officer of the Company following his appointment as Interim Chief Financial Officer as noted above.

Mr. Johnson, age 50, serves as Senior Vice President and Chief Accounting Officer. In this role, he is responsible for the Company’s SEC reporting matters, as well as overseeing various other accounting and financial reporting matters, including accounting policies and procedures, consolidations and accounting for acquisitions and divestitures. Mr. Johnson joined the Company in 2012 as Vice President, Assistant Corporate Controller, and, in 2018, he was promoted to Vice President, Corporate Controller. In 2019, Mr. Johnson was promoted to Vice President (later Senior Vice President) and Chief Accounting Officer. Prior to joining the Company, Mr. Johnson held various positions in the assurance and advisory services practice at Deloitte & Touche LLP. He also previously served as controller of an alternative energy marketing and distribution company. Mr. Johnson holds a master’s degree in accounting from the University of Kentucky. He is a member of the American Institute for Certified Public Accountants and Tennessee Society of Certified Public Accountants.

Mr. Johnson is not a party to any material plan, contract or arrangement with the Company entered into in connection with Mr. Johnson’s upcoming appointment, and Mr. Johnson’s compensation as Interim Chief Financial Officer has not yet been determined.

A copy of the press release related to Mr. Johnson’s appointment as the Company’s Interim Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Community Health Systems, Inc. Press Release, dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	July 23, 2025	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer (principal executive officer)